UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 3, 2007

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-0505
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2007, Metabolix, Inc. appointed its current Chairman of the Board, Jay Kouba, Ph.D., as President and Chief Executive Officer. Dr. Kouba is replacing James J. Barber, Ph.D., who resigned on May 3, 2007, as President, Chief Executive Officer and as a member of the Board of Directors. Dr. Kouba is expected to serve as President and Chief Executive Officer for approximately one year.  Dr. Kouba will remain the Company’s Chairman. Dr. Kouba and the Company expect to enter into an employment agreement covering the terms of Dr. Kouba’s employment and providing for the payment of an annual salary, bonus and equity compensation, among other items.

Dr. Kouba, age 54, has served as Director since June 2006 and as Chairman of the Board since April 2007. Since January 2006, Dr. Kouba has served as the president of Oniro Consulting, a strategic management consulting firm. From January 1999 to December 2005, Dr. Kouba held several positions with BP’s Petrochemicals Segment. From August 2004 to December 2005, Dr. Kouba served as senior vice president, strategy, marketing and technology for Innovene, BP’s olefins and polymers subsidiary, and earlier in 2004, as Vice President, Sales, Marketing and Logistics. Between 1999 and 2003, Dr. Kouba was Vice President, Technology. Dr. Kouba received a B.S. in Chemistry from Stanford University, a Ph.D. in Chemistry from Harvard University and a M.B.A. from University of Chicago.

Other than the employment agreement which the Company expects to enter into with Dr. Kouba, there is no arrangement or understanding pursuant to which Dr. Kouba was selected as President and Chief Executive Officer or as Chairman of the Board and there are no family relationships between Dr. Kouba and the other  directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year and except as disclosed in the Company’s definitive proxy statement or annual report on Form 10-K, Dr. Kouba has not had any transactions or currently proposed transactions in which Dr. Kouba was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

The Company expects to enter into a Separation Agreement with Dr. Barber, the terms of which will be disclosed upon effectiveness of that agreement.

A press release issued by the Company on May 3, 2007 regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date May 3, 2007	By:	/s/ Thomas G. Auchincloss, Jr.
Thomas G. Auchincloss, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 3, 2007